UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2007

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2007, the Board of Directors of MoneyGram International, Inc. ("MGI") approved the following:

- MoneyGram Supplemental Pension Plan, as amended and restated December 28, 2007 (the "SERP"). The SERP was amended and restated in order to amend the Change in Control definition to prevent an inadvertent trigger of change in control payments and to amend provisions involving the payment of benefits to employees who separate from service following a Change in Control. The SERP is filed herewith as Exhibit 99.01.

- 2005 Deferred Compensation Plan for Directors of MoneyGram International, Inc., as amended and restated December 28, 2007 (the "Directors Deferred Compensation Plan"). The Directors Deferred Compensation Plan was amended and restated in order to amend the Change in Control definition to prevent an inadvertent trigger of change in control payments . The Directors Deferred Compensation Plan is filed herewith as Exhibit 99.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

January 4, 2008	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	MoneyGram Supplemental Pension Plan as amended and restated December 28, 2007
99.02	2005 Deferred Compensation Plan for Directors of MoneyGram International, Inc. as amended and restated December 28, 2007